Exhibit 99.2

Calumet Announces $350 Million Private Placement of Senior Notes due 2031 and Issues Notices of Conditional Redemption for All of the Outstanding 11.00% Senior Notes due 2026 and $275 Million of the Outstanding 8.125% Senior Notes due 2027

INDIANAPOLIS, January 6, 2026 /PRNewswire/ — Calumet, Inc. (NASDAQ: CLMT) (the “Company” or “Calumet”) today announced that, subject to market conditions, its wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (together with the Partnership, the “Issuers”), intend to offer (the “Offering”) for sale to eligible purchasers in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), $350 million in aggregate principal amount of senior unsecured notes due 2031. Calumet intends to use all of the net proceeds from the Offering, together with cash on hand and borrowings under its revolving credit facility, to redeem all of the Issuers’ outstanding 11.00% Senior Notes due 2026 (the “2026 Notes”) and $275 million aggregate principal amount of the Issuers’ outstanding 8.125% Senior Notes due 2027 (the “2027 Notes”) (collectively, the “Redemptions”).

Calumet also announced today that the Issuers have delivered notices of conditional redemption for (i) all of the outstanding 2026 Notes and (ii) $275 million aggregate principal amount of the outstanding 2027 Notes, in each case, at a redemption price of par, plus accrued and unpaid interest to but not including the applicable redemption date. The redemption date for the 2026 Notes and the 2027 Notes provided in the applicable notice of conditional redemption is January 21, 2026 and January 16, 2026, respectively. The Issuers’ obligation to redeem the 2026 Notes and the 2027 Notes is conditioned upon, on or before January 21, 2026 with respect to the 2026 Notes and January 16, 2026 with respect to the 2027 Notes, the completion of an offering of at least $325 million aggregate principal amount of the Issuers’ senior debt securities. Calumet will publicly announce and notify the holders of the 2026 Notes, the holders of the 2027 Notes and the Trustee (as defined below) if the foregoing condition is not satisfied, whereupon the Redemptions will be revoked and all of the 2026 Notes and the 2027 Notes will remain outstanding. Wilmington Trust, National Association is the trustee (the “Trustee”) for the 2026 Notes and the 2027 Notes and is serving as the paying agent for the Redemptions.

The securities to be offered will not be, and have not been, registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Calumet plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute a notice of redemption with respect to the 2026 Notes or the 2027 Notes. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the Offering and the use of proceeds therefrom and the Redemptions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of the Company and other filings with the SEC by the Company. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

SOURCE Calumet, Inc.

For further information: Investors: John Kompa 317-957-5237; Public Relations: Media Oakes 317-957-5319

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